As filed with the Securities and Exchange Commission on March 3, 2011

Registration No. 333-167562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kinder Morgan Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000	Joseph Listengart 500 Dallas Street, Suite 1000
Houston, Texas 77002	Houston, Texas 77002
(713) 369-9000	(713) 369-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s agent for service of process)

Copy to:

Gary W. Orloff
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Phone: (713) 221-1306
Fax: (713) 221-2166

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of		Offering Price	Aggregate	Amount of
Securities to be Registered	Amount Registered	Per Unit	Offering Price	Registration Fee(1)(2)
3.500% Senior Notes due 2016	$500,000,000	99.982%	$499,910,000	$58,039.55
6.375% Senior Notes due 2041	$600,000,000	99.841%	$599,046,000	$69,549.24

Total			$1,098,956,000	$127,588.79
(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-167562) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. is filed solely to provide the Calculation of Registration Fee table with respect to Kinder Morgan Energy Partners, L.P.’s offering of $500,000,000 of 3.500% Senior Notes due 2016 and $600,000,000 of 6.375% Senior Notes due 2041.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 3, 2011.

KINDER MORGAN ENERGY PARTNERS, L.P.
(A Delaware Limited Partnership)

By:	Kinder Morgan G.P., Inc.,
its general partner

By:	Kinder Morgan Management, LLC,
its delegate

By:	/s/ JOSEPH LISTENGART

Joseph Listengart
Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 or amendment thereto has been signed below by the following persons in the indicated capacities on March 3, 2011:

	/s/ RICHARD D. KINDER	Director, Chairman of the Board and Chief
	Richard D. Kinder	Executive Officer of Kinder Morgan Management, LLC (Principal Executive Officer)

	/s/ KIMBERLY A. DANG	Vice President and Chief Financial Officer of
	Kimberly A. Dang	Kinder Morgan Management, LLC (Principal Financial and Accounting Officer)

	/s/ GARY HULTQUIST*	Director of Kinder Morgan Management, LLC
Gary Hultquist

	/s/ C. BERDON LAWRENCE*	Director of Kinder Morgan Management, LLC
C. Berdon Lawrence

	/s/ C. PARK SHAPER*	Director of Kinder Morgan Management, LLC
C. Park Shaper

	/s/ PERRY M. WAUGHTAL*	Director of Kinder Morgan Management, LLC
Perry M. Waughtal

*By:	/s/ JOSEPH LISTENGART
Joseph Listengart
Attorney-in-fact for persons indicated

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